JAVELIN
MORTGAGE INVESTMENT CORP.

JAVELIN Mortgage Investment Corp.

Ladenburg Thalmann Client Presentation

December 5, 2013

THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED AND IS OF 12/3/2013 AND INCLUDES MANAGEMENT'S ASSUMPTION OF THE ESTIMATED IMPACT OF ALL FORWARD SETTLING TRADES THROUGH 12/17/2013. THE ACTUAL BALANCE SHEET AS OF 12/17/2013 MAY DIFFER.

PLEASE READ: Important Regulatory and Yield Risk Disclosures

Certain statements made in this presentation regarding JAVELIN Mortgage Investment Corporation ("JAVELIN" or the "Company"), and any other statements regarding JAVELIN's future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for JAVELIN's business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. JAVELIN assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainly. Estimated yields do not reflect any of the costs of operation of JAVELIN.

THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED AND IS OF 12/3/2013 AND INCLUDES MANAGEMENT'S ASSUMPTION OF THE ESTIMATED IMPACT OF ALL FORWARD SETTLING TRADES THROUGH 12/17/2013. THE ACTUAL BALANCE SHEET AS OF 12/17/2013 MAY DIFFER.

JAVELIN Capitalization, Dividend Policy, Transparency and Manager

Market Capitalization

- 13,279,239 shares of common stock outstanding (NYSE: "JMI").
- Market capitalization of $162.9 million.

Common Stock Dividend Policy and Taxable REIT Income

- JAVELIN pays common stock dividends monthly.
- Dividends are announced based on estimates of future taxable REIT income.
- The Q4 2013 dividend rate is $0.15 per month.

Q4 2013	Oct	Nov	Dec
Record Date	15th	15th	16th
Payment Date	28th	27th	27th

Transparency and Governance

- Portfolio and liability details are updated monthly at **www.javelinreit.com.**
- Agency premium amortization is expensed monthly as it occurs.
- Hedge positions are marked-to-market daily (GAAP/Tax differences).
- Non-Executive Board Chairman.

JAVELIN REIT Manager

- JAVELIN is externally managed by ARMOUR Residential Management LLC.

JAVELIN MORTGAGE INVESTMENT CORP.

Estimates assume impact of all trades through 12/3/2013 which settle through 12/17/2013.

JAVELIN Balance Sheet Targets

Assets

JAVELIN invests in Agency and Non-Agency mortgage securities.

Duration

Balance sheet target of 1.5 or less.

- 6.91 gross asset duration of Agency and non-Agency securities.
- -4.54 hedge duration.
- -0.20 net balance sheet duration after the effect of derivatives.

Hedging

Hedge a minimum of 40% of fixed rate assets and funding rate risk.

- $1,551.3 million in notional amounts of derivatives.
  - 140.8% of Agency and non-Agency assets hedged with derivatives.
  - 156.3% of repurchase agreements hedged with derivatives.

Liquidity

Hold 40% of unlevered equity in cash between prepayment periods.

- $88.1 million in total liquidity.
  - $67.9 million in true cash.
  - $15.4 million in unlevered securities.
  - $4.8 million in short term Agency P&I.

Leverage

Long term debt to equity target of 7.5x.

- $1.0 billion in net REPO borrowings.
- 5.0x Q3 2013 shareholders' equity.

JAVELIN MORTGAGE INVESTMENT CORP.

Estimates as of 12/3/2013 assuming impact of all forward settling trades through 12/17/2013.

JAVELIN Agency & Non-Agency Portfolio Duration

Agency Asset Class	Current Value (millions)	Weighted Average Purchase Price	Weighted Average Current Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration Using Current Values
Fixed Rates Maturing Between 121 and 180 Months	$ 28.6	106.0%	102.8%	3.00/3.47	4.26
Fixed Rates Maturing Between 181 and 240 Months	$ 29.3	106.2%	99.9%	3.08/3.51	5.70
Fixed Rates Maturing Between 241 and 300 Months	$ 54.4	106.6%	99.2%	3.37/3.83	6.50
Fixed Rates Maturing Between 301 and 360 Months	$ 702.0	105.4%	100.6%	3.53/3.99	7.10
Total or Weighted Average	**$ 814.3**	**105.5%**	**100.6%**	**3.48/3.95**	**6.91**

Non-Agency Securities	Current Value (millions)	Weighted Average Purchase Price	Weighted Average Current Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration Using Current Values
Legacy Prime Fixed	$ 36.4	90.6%	88.7%	5.99/5.77	0.98
Legacy Prime Hybrid	$ 17.7	75.8%	81.9%	3.39/3.82	0.00
Legacy Alt-A Fixed	$ 91.7	80.8%	79.7%	5.91/5.93	0.16
Legacy Alt-A Hybrid	$ 9.1	77.6%	81.5%	2.59/2.85	0.00
New Issue Prime Fixed	$ 130.3	94.9%	91.5%	3.16/3.81	6.53
New Issue Prime Floater	$ 2.1	100.0%	106.1%	5.42/3.85	0.00
Total or Weighted Average	**$ 287.3**	**88.2%**	**86.6%**	**4.41/4.71**	**3.14**

Estimates as of 12/3/2013 assuming impact of all forward settling trades through 12/17/2013. Some totals may not foot due to rounding.

JAVELIN MORTGAGE INVESTMENT CORP.

JAVELIN Balance Sheet Hedge Metrics

Estimated Balance Sheet Duration		Amount (millions)	Duration Effect on Balance Sheet
Agency Assets	$	814.3	6.91
Non-Agency New Issue Assets	$	132.5	6.43
Non-Agency Legacy Assets	$	154.9	0.32
Interest Rate Swaps	$	801.3	-7.38
Interest Rate Swaptions	$	750.0	-1.51
Net Balance Sheet Duration			**-0.20**

	Amount (millions)	% Hedged
Agency & Non-Agency Assets	$ 1,101.6	140.8%
Net Agency & Non-Agency Repo Balance	$ 992.3	156.3%

Estimates as of 12/3/2013 assuming impact of all forward settling trades through 12/17/2013. Some totals may not foot due to rounding.

JAVELIN MORTGAGE INVESTMENT CORP.

JAVELIN Agency Portfolio Constant Prepayment Rates (“CPR”)



Monthly Portfolio Constant Prepayment Rate
Prior Months
Current Months
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
1.2
1.6
2.6
4.1
4.7
3.8
4.7
6.0
6.4
5.5
4.3
3.7
3.9
November-12
December-12
January-13
February-13
March-13
April-13
May-13
June-13
July-13
August-13
September-13
October-13
November-13



November 2013
Agency Asset Class CPR
12
10
8
6
4
2
0
10.6
0.4
9.1
3.6
3.9
15 Year Pass-Throughs
20 Year Pass-Throughs
25 Year Pass-Throughs
30 Year Pass-Throughs
Portfolio Average

JAVELIN expenses premium amortization monthly as it occurs.

Constant Prepayment Rate (“CPR”) is the annualized equivalent of single monthly mortality (“SMM”). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs.

CPR is reported on the 4th business day of the month for the previous month's prepayment activity.

JAVELIN MORTGAGE INVESTMENT CORP.

JAVELIN
MORTGAGE INVESTMENT CORP.

3001 Ocean Drive
Suite 201
Vero Beach, FL 32963
772-617-4340